CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

July 20, 1999



First Montauk Financial Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, NJ 07701

Re:   First Montauk Financial Corp.
      Registration Statement on Form S-8
      ----------------------------------

Ladies/Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 pertaining to the 1992 Incentive Stock Option Plan, as amended, of our report dated March 17, 1999, with respect to the consolidated financial statements of First Montauk Financial Corp., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Very truly yours,


/SCHNEIDER EHRLICH & ASSOCIATES LLP/